UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARCHER-DANIELS-MIDLAND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0129150
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Notes due 2019	New York Stock Exchange
1.750% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-188544

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 17, 2015 (the “Prospectus Supplement”) to a Prospectus dated May 10, 2013 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-188544), which Registration Statement was filed with the Commission on May 10, 2013, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

4.1	Indenture dated as of October 16, 2012 between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on October 17, 2012).

4.2	Form of Floating Rate Note due 2019 (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on June 24, 2015).

4.3	Form of 1.750% Note due 2023 (incorporated by reference to Exhibit 4.2 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on June 24, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

DATED: June 24, 2015	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Indenture dated as of October 16, 2012 between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on October 17, 2012).	Incorporated by reference.

4.2	Form of Floating Rate Note due 2019 (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on June 24, 2015).	Incorporated by reference.

4.3	Form of 1.750% Note due 2023 (incorporated by reference to Exhibit 4.2 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on June 24, 2015).	Incorporated by reference.